Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 23, 2025, by and between GSR III Acquisition Corp., a Cayman Islands exempted company (“GSR III”), and the undersigned subscriber (“Subscriber”).

WHEREAS, GSR III is entering into a Business Combination Agreement among GSR III, Terra Innovatum s.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) (“Terra OpCo”), and such other parties that will sign joinders to the Business Combination Agreement in accordance with the Terra Pre-Closing Restructuring (as defined below) (such business combination agreement as amended, supplemented, restated or otherwise modified from time to time, the “Agreement” and the transactions contemplated by the Agreement, the “Transaction”);

WHEREAS, prior to the closing of the Transaction (and as more fully described in the Agreement), Terra OpCo equityholders will contribute all of their equity interests in Terra OpCo in exchange of shares of a newly formed Italian entity (“New TopCo”), resulting in Terra OpCo becoming a wholly owned subsidiary of New TopCo;

WHEREAS, in connection with the Transaction and as part of the Terra Pre-Closing Restructuring, New Topco will migrate to the Netherlands via a conversion from an Italian entity (Italian Società a responsabilità limitata) into a Dutch public limited liability company (naamloze vennootschap);

WHEREAS, following such migration, New TopCo will form a Cayman Islands entity (“Merger Sub”), as a tax resident in the Cayman Islands (the formation of New TopCo, the contribution by Terra OpCo equityholders of Terra OpCo equity into New TopCo, the migration of New TopCo to the Netherlands, and the formation of Merger Sub, collectively referred to as the “Terra Pre-Closing Restructuring “);

WHEREAS, in connection with the Transaction and Terra Pre-Closing Restructuring (and as more fully described in the Agreement), through a series of related transactions, Merger Sub will merge with and into GSR III, with GSR III surviving the merger and becoming a wholly owned subsidiary of New TopCo (the “Merger”), with New TopCo becoming the publicly listed company (GSR III prior to closing and New TopCo following the closing, referred to herein as “PubCo”);

WHEREAS, in connection with the Transaction, PubCo is seeking commitments from interested investors to purchase, (A) number of Class A ordinary shares of the resulting public company (the “Class A Ordinary Shares”) set forth on the signature page hereto (the “Subscribed Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Securities (as defined below) being referred to herein as the “Purchase Price”), (B) the number of warrants set forth on the signature page hereto comprising the right to purchase one Class A ordinary share at an exercise price of $12.00 per share and with an expiration date that is five (5) years from the date of issuance of such Warrant (the “Subscribed Half-Warrants), in accordance with, and having the terms and conditions set out in, a warrant agreement substantially in the form attached hereto as Exhibit A (the “Half Warrant Agreement” and the warrants granted pursuant to the Half-Warrant Agreement, the “Half Warrants”) and (C) the number of warrants set forth on the signature page hereto comprising the right to purchase one Class A ordinary share at an exercise price of $16.00 per share and with an expiration date that is five (5) years from the date of issuance of such Warrant (the “Subscribed Quarter-Warrants and together with the Subscribed Shares (as defined below) and Subscribed Half-Warrants, the “Subscribed Securities”), in accordance with, and having the terms and conditions set out in, a warrant agreement substantially in the form attached hereto as Exhibit B (the “Quarter-Warrant Agreement” and the warrants granted pursuant to the Quarter Warrant-Agreement, the “Quarter Warrants”);

WHEREAS, Subscriber desires to subscribe for and purchase from PubCo, in connection with the consummation of the Transaction, the Subscribed Securities and PubCo desires to issue and sell, or cause to be issued and sold, to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to PubCo; and

WHEREAS, concurrently with the execution of this Subscription Agreement, PubCo is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement, pursuant to which such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), inclusive of the Subscribed Shares, an aggregate amount of up to [■] Class A Ordinary Shares, an aggregate amount of up to [■] Half Warrants and an aggregate amount of up to [■] Quarter Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby subscribes for and agrees to purchase, and PubCo hereby agrees to issue and sell, or cause to be issued and sold, to Subscriber, upon the payment of the Purchase Price, the Subscribed Securities (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) is only contingent upon the substantially concurrent consummation of the Transaction and shall occur on the Closing Date concurrently with the consummation of the Transaction.

(b) At least five Business Days (as defined below) before the anticipated Closing Date, PubCo shall deliver written notice to Subscriber (the “Closing Notice”) specifying: (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to PubCo or its designee. No later than two Business Days after receiving the Closing Notice, Subscriber shall (i) deliver to PubCo such information as is reasonably requested in the Closing Notice in order for PubCo to issue or cause to be issued the Subscribed Securities to Subscriber and (ii) Subscriber shall deliver the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified in the Closing Notice, such funds to be held in escrow by GSR III, PubCo or a third-party escrow provider selected by GSR III until the Closing or as otherwise provided herein in accordance with Section 2(d). Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing the Purchase Price shall be released from escrow automatically and without further action by GSR III, PubCo or Subscriber.

(c) On the Closing Date, PubCo shall deliver, or cause to be delivered, to Subscriber: (i) the Subscribed Securities, against payment of the Purchase Price to be released from the Escrow, and cause the Subscribed Securities to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, on PubCo’s share register and provide to Subscriber evidence of such issuance from the transfer agent (the “Transfer Agent”), and (ii) a written record from PubCo or its Transfer Agent evidencing the issuance to Subscriber of the Subscribed Securities on and as of the Closing Date.

(d) In the event that the consummation of the Transaction does not occur within five Business Days after the anticipated Closing Date specified in the Closing Notice (unless otherwise agreed to in writing by GSR III and Subscriber), GSR III, PubCo or such third-party escrow provider, as applicable, shall promptly (but in no event later than two Business Days thereafter) cause the return of the funds so delivered by Subscriber by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided, however, that unless this Subscription Agreement has been terminated pursuant to Section 7 below, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to redeliver funds to PubCo on the new Closing Date following PubCo redelivering to Subscriber a new Closing Notice and to purchase the Shares at the Closing. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which either the Federal Reserve Bank of New York or governmental authorities in the Cayman Islands (for so long as PubCo remains domiciled in Cayman Islands) are authorized or required by law to close.

(e) The Closing shall be subject to the satisfaction or valid waiver by PubCo, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Securities for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in Article 9 of the Agreement (other than those conditions which, by their nature, are to be satisfied at the Closing) shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iv) the Subscribed Securities shall be qualified for listing on The Nasdaq Stock Market (“Nasdaq”).

(f) The obligation of PubCo to consummate the Closing shall be subject to the satisfaction or valid waiver by PubCo of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(g) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of GSR III contained in this Subscription Agreement shall be true and correct in all material respects (other than (x) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below) and (y) the representations and warranties of GSR III in Section 3(o), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii) GSR III shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) except to the extent consented in writing by Subscribers to at least 75% of the Subscribed Securities, no material amendment, modification or waiver of the Agreement shall have occurred; and

(iv) except to the extent consented in writing by the Subscriber, no amendment, modification or waiver of the Agreement shall have occurred that materially and adversely affects the economics of the Subscribed Securities that Subscriber is acquiring pursuant to this Subscription Agreement.

(h) No later than two business days prior to the Closing, Subscriber shall deliver to PubCo a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(i) At and from the Closing, GSR III, PubCo and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated in this Subscription Agreement.

3. Company Representations and Warranties. GSR III represents and warrants to Subscriber that:

(a) GSR III (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction) and, as of the Closing Date, following the Merger, PubCo will be duly incorporated, validly existing as a corporation and in good standing under the laws of the Netherlands, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on PubCo’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to GSR III, PubCo and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition, stockholders equity or results of operations of GSR III, PubCo and its subsidiaries, taken together as a whole (on a consolidated basis).

(b) As of the Closing Date, the Subscribed Securities and the Class A ordinary shares underlying the Subscribed Half Warrants and Subscribed Quarter Warrants will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under PubCo’s organizational documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. As of the date hereof, except pursuant to, or as contemplated by, (i) the Other Subscription Agreements, (ii) the private placement units, comprised of one Class A Ordinary Share and one-seventh of one whole right to receive one Class A Ordinary Share upon the consummation of the Business Combination (the “rights”), (iii) the rights or (iv) as disclosed in the Agreement (including the exhibits and schedules thereto), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from PubCo any Class A Ordinary Shares or other equity interests in PubCo (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, with the exception of the aforementioned wholly owned merger subsidiaries, PubCo has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which PubCo is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Agreement. Except as disclosed in the Agreement (including the exhibits and schedules thereto), there are no securities or instruments issued by GSR III or to which GSR III is a party containing anti-dilution or similar provisions that will be triggered, by (i) the issuance of the Subscribed Securities or the shares to be issued pursuant to any Other Subscription Agreement, (ii) the Merger or (iii) the Transaction, except in each case for such anti-dilution or similar provisions the application of which has been effectively waived.

(c) This Subscription Agreement has been duly authorized, executed and delivered by GSR III, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of GSR III and, following the Transactions, PubCo, enforceable against GSR III and PubCo in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Securities and the compliance by GSR III with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of GSR III pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which GSR III is a party or by which GSR III is bound or to which any of the property or assets of GSR III is subject; (ii) the organizational documents of GSR III; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over GSR III or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on GSR III’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities.

(e) GSR III is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of GSR III, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, GSR III is a party or by which GSR III’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over GSR III or PubCo or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) [Intentionally Omitted.].

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, GSR III is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities and the Class A ordinary shares underlying the Subscribed Half Warrants and Subscribed Quarter Warrants), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by Nasdaq, including with respect to obtaining stockholder approval of the Transaction, (v) those required to consummate the Transaction as provided under the Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on PubCo’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities.

(h) As of their respective dates, all reports (the “SEC Reports”) required to be filed by GSR III with the Commission since its initial registration statement of the Class A ordinary shares and until the date hereof under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of GSR III included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of GSR III as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Reports.

(i) As of the date hereof, the issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “GSRT”. There is no suit, action, proceeding or investigation pending or, to the knowledge of GSR III, threatened against GSR III by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq. GSR III has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act or the listing of the Class A Ordinary Shares on Nasdaq. Following the Merger, PubCo’s Class A Ordinary Shares are expected to be registered under the Exchange Act and listed for trading on Nasdaq.

(j) GSR III is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Company Material Adverse Effect.

(k) Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on GSR III’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of GSR III, threatened in writing against GSR III or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against GSR III.

(l) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 below, no registration under the Securities Act is required for the offer and sale of the Subscribed Securities by PubCo to Subscriber.

(m) Neither GSR III nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities.

(n) GSR III is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Securities other than to the Placement Agent (as defined below).

(o) Other than the Other Subscription Agreements, GSR III has not entered into any side letter or similar agreement with any Other Subscribers in connection with Other Subscription Agreements, other than such Other Subscription Agreements that include (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber or (iii) other terms with respect to the purchase of the Subscribed Securities that are no more favorable in any material respect to such Other Subscriber thereunder than the terms of this Subscription Agreement.

(p) GSR III is not, and immediately after receipt of payment for the Subscribed Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to GSR III that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by GSR III, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Securities and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Securities.

(d) Subscriber (i) is (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto, and accordingly, understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J); (ii) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities laws of any other jurisdiction (and has provided GSR III with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Subscribed Securities and participation in the Subscription (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, and (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound.

(e) Subscriber understands that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act. Subscriber understands that the Subscribed Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to GSR III or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry positions representing the Shares shall contain a restrictive legend (the “Restricted Legend”) to such effect. Subscriber acknowledges and agrees that the Subscribed Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Securities and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Subscribed Securities. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Subscribed Securities.

(f) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to GSR III, PubCo (including Terra OpCo) and the Transaction. Subscriber acknowledges that Benchmark Company LLC, the “Placement Agent” is entitled to receive fees from GSR III upon the consummation of the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have (i) had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities and (ii) conducted and completed independent due diligence with respect to the Subscription and the Subscribed Securities. Based on such information as Subscriber has deemed appropriate and without reliance upon any of the Placement Agent, any of their respective affiliates or any of such person’s or its affiliates’ control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), Subscriber has independently made its own analysis and decision to enter into the Subscription, and has not relied on any statements or other information provided by any of the Placement Agent, GSR III, PubCo, the Terra Entities or their respective Representatives (collectively, the “Covered Persons”), with respect to GSR III, PubCo, the Terra Entities or the Subscribed Securities, except for the representations, warranties and agreements of GSR III and PubCo set forth herein. In addition, except for the representations, warranties and agreements of GSR III and PubCo set forth herein, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscription, the Subscribed Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of GSR III, PubCo and the Terra Entities, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(g) Subscriber hereby acknowledges and agrees that:

(i) no disclosure or offering document has been prepared in connection with the offer and sale of the Subscribed Securities by any Covered Person, and no Covered Person has made or will make any representation or warranty (except for the representations and warranties of GSR III and PubCo set forth herein), whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Subscription,

(ii) the Placement Agent are acting solely as GSR III’s financial advisor in connection with the Subscription with respect to Subscriber, is not acting as an underwriter, a financial advisor or in any other capacity with respect to Subscriber and is not and shall not be construed as a fiduciary for Subscriber,

(iii) the Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning GSR III, PubCo, the Terra Entities or the Subscription,

(iv) the Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription and

(v) neither the Placement Agent, nor their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to GSR III, PubCo or the Subscribed Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by GSR III or PubCo.

(h) Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber and GSR III and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber and GSR III. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means. Subscriber acknowledges that GSR III represents and warrants that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither GSR III, PubCo nor the Terra Entities has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

(j) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in GSR III. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber has exercised independent judgment in evaluating its participation in the Subscription, and accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(i) Neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or in any similar list of sanctioned persons administered by the European Union or any individual European Union member state or by the United Kingdom (collectively, the “Sanctions Lists”) or a person or entity prohibited by any OFAC sanctions program; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent applicable, it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union or any individual European Union member state or the United Kingdom. Subscriber further represents and warrants that, to the extent applicable, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor, and that such funds held by Subscriber and used to purchase the Subscribed Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(l) Subscriber does not have, as of the date hereof, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act, any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and any type of direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and or other short sale positions, whether through a broker dealer or otherwise, with respect to the securities of GSR III (collectively, “Short Sales”). Subscriber will not, during the period commencing on the date hereof and until the closing of the Transaction, engage in any Short Sales with respect to the Subscribed Securities. Notwithstanding the foregoing, in the case (i) other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s affiliates) or (ii) Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, then, in each case, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Securities covered by this Agreement.

(m) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code , or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither PubCo, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Securities.

(n) At the Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) above.

(o) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to GSR III, PubCo and the Terra Entities.

(p) Subscriber agrees that, notwithstanding Section 9(j) below, the Placement Agent and, after the Closing, PubCo may rely upon the representations and warranties made by Subscriber to GSR III and PubCo in this Subscription Agreement.

(q) At all times prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly) any of the Subscribed Securities.

5. Registration of Subscribed Securities.

(a) GSR III agrees that, within 30 calendar days following the Closing Date (the “Filing Date”), PubCo will file with the Commission (at PubCo’s sole cost and expense) a registration statement registering the resale of the Subscribed Securities (the “Registration Statement”), Registration Statement and PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable thereafter, but in any event no later than the earlier of (i) 60 calendar days after the Filing Date thereof (or, in the event the Commission notifies PubCo that it will “review” the Registration Statement, the 90th calendar day following the Filing Date thereof) and (ii) 15 Business Days after the date PubCo is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). PubCo will provide a draft of the Registration Statement to Subscriber for review (but not comment) at least two Business Days in advance of the filing of the Registration Statement. Notwithstanding the foregoing, if the Commission prevents PubCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Subscribed Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Securities which is equal to the maximum number of Subscribed Securities as is permitted to be registered by the Commission. In such event, the number of Subscribed Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Subscribed Securities under Rule 415 under the Securities Act, PubCo shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Securities and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of clarification, any failure by PubCo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve PubCo of its obligations to file or effect the Registration Statement as set forth above in this Section 5(a).

(b) GSR III agrees that, except for such times as PubCo is permitted hereunder to suspend the effectiveness or use of the prospectus forming part of a Registration Statement, PubCo will use reasonable best efforts to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Securities, to remain effective with respect to Subscriber until the earlier of (i) the date on which all of the Subscribed Securities shall have been sold, and (ii) the first date on which Subscriber can sell all of its Subscribed Securities (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, PubCo will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Subscribed Securities pursuant to the Registration Statement, qualify the Subscribed Securities for listing on the applicable stock exchange on which PubCo’s Class A Ordinary Shares are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Securities.

(c) Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of Subscribed Securities to PubCo (or its successor) upon request to assist PubCo in making the determination described above. GSR III’s and PubCo’s obligations to include the Subscribed Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to PubCo such information regarding Subscriber, the securities of PubCo held by Subscriber and the intended method of disposition of the Subscribed Securities as shall be reasonably requested by PubCo to effect the registration of the Subscribed Securities, and Subscriber shall execute such documents in connection with such registration as PubCo may reasonably request that are customary for a selling stockholder in similar situations; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Securities.

(d) Subscriber agrees PubCo shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by PubCo pursuant to this Subscription Agreement, PubCo shall, upon reasonable request, inform Subscriber as to the status of such registration. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Securities. Notwithstanding anything to the contrary contained herein, PubCo may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or PubCo’s co-CEOs or CFO believes such filing or use could materially affect a bona fide business or financing transaction of PubCo or would require premature disclosure of information that could materially adversely affect PubCo (each such circumstance, a “Suspension Event”); provided that PubCo shall not declare more than two Suspension Events in any 12-month period; provided further, that no Suspension Event shall be declared within the 30 days following the conclusion of a prior delay in the filing of or initial effectiveness of, or suspension of use of, the Registration Statement (“Suspension Period”); provided further, that the total Suspension Period in any consecutive 12-month period shall not exceed an aggregate of 90 days.

(e) At its expense, PubCo shall advise Subscriber within two Business Days: (i) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (ii) of the receipt by PubCo of any notification with respect to the suspension of the qualification of the Subscribed Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iii) subject to the provisions in this Subscription Agreement, of the occurrence of a Suspension Event or any other event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, PubCo shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding PubCo. At its expense, PubCo shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated above (other than a permitted Suspension Event), PubCo shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Upon receipt of written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the undersigned agrees that it will immediately discontinue offers and sales of the Subscribed Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which PubCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PubCo that it may resume such offers and sales. If so directed by PubCo, the undersigned will deliver to PubCo or, in the undersigned’s sole discretion, destroy all copies of the prospectus covering the Subscribed Securities in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Securities shall not apply (x) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(g) For purposes of this Section 5, “Subscribed Securities” shall mean, as of any date of determination, the Subscribed Securities (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the undersigned Subscriber to which the rights under this Section 5 shall have been duly assigned.

(h) PubCo shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors and agents, trustees, partners, members, managers, stockholders, affiliates, employees, employees of its investment manager or advisors, investment manager or advisors and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or preliminary prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such Losses arise out of, or are based upon, any untrue statements, alleged untrue statements, omissions or alleged omissions were made in reliance upon and in conformity with any information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein.

(i) Subscriber shall indemnify and hold harmless PubCo, its directors, officers, agents and employees, and each person who controls PubCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement any form of prospectus or preliminary prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such Losses arise out of, or are based upon, any untrue statements, alleged untrue statements, omissions or alleged omissions were made in reliance upon and in conformity with any information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Securities giving rise to such indemnification obligation. Subscriber shall notify PubCo promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware.

(j) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(k) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(k) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(k) shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Securities giving rise to such indemnification obligation.

6. Other Covenants.

(a) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of PubCo to the public without registration, PubCo agrees, until Subscriber no longer holds Subscribed Securities, to use commercially reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of PubCo under the Securities Act and the Exchange Act so long as PubCo remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to Subscriber so long as it owns Subscribed Securities, as promptly as practicable upon request, (x) a written statement by PubCo, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(b) If requested by Subscriber, PubCo shall use its commercially reasonable efforts to cause the removal of the Restricted Legend from:

(i)	any Subscribed Securities being sold by Subscriber under the Registration Statement so long as the Registration Statement is effective and no stop order or Suspension Event is in effect;

(ii)	any Subscribed Securities being sold by Subscriber under Rule 144 so long as such sale complies with Rule 144 in all respects (and Subscriber certifies to PubCo of such compliance) and PubCo is in compliance with the current public information required by Rule 144(c)(1) and with Rule 144(i)(2), if applicable; or

(iii)	all of Subscriber’s Subscribed Securities so long as all of its Subscribed Securities may be sold by Subscriber under Rule 144 without any volume and manner of sale restrictions (and Subscriber certifies to PubCo accordingly) without the requirement for PubCo to be in compliance with the current public information required by Rule 144(c)(1), and PubCo is in compliance with Rule 144(i)(2), if applicable.

To the extent required by the Transfer Agent, PubCo shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within two Business Days of the delivery of all reasonably necessary representations and other documentation from Subscriber as reasonably requested by PubCo, its counsel or the Transfer Agent by Subscriber to the Transfer Agent to the effect that the removal of the Restricted Legend in such circumstances may be effected under the Securities Act.

(c) Subscriber hereby agrees that, from the date of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of PubCo prior to the Closing. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 6(c) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchase Price covered by this Subscription Agreement.

(d) For U.S. federal income tax purposes (and, to the extent applicable, for U.S. state and local tax purposes), it is intended that the Subscription, when taken together with the Terra Pre-Closing Restructuring, the Merger, and other relevant transactions described in the Agreement (i) be undertaken as part of a prearranged, integrated plan and (ii) qualify as exchanges described in Section 351 of the Code and the applicable Treasury Regulations (the “Intended U.S. Tax Treatment”). The Subscriber shall (x) not knowingly take any action, or fail to take any action, that would reasonably be expected to prevent, impair or impede the Intended U.S. Tax Treatment, (y) file all tax returns on a basis consistent with the Intended U.S. Tax Treatment and (z) take no position inconsistent with the Intended U.S. Tax Treatment (whether in audits, tax returns or otherwise), unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of GSR III or PubCo and Subscriber to terminate this Subscription Agreement, (c) the event that any conditions contained in Section 2 herein are not satisfied on or prior to the Closing and, as a result thereof, the Subscription and the other transactions contemplated by this Subscription Agreement are not or will not be consummated at the Closing; or (d) December 15, 2025 if the Closing has not occurred by such date; provided, however, that nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. GSR III or PubCo shall notify Subscriber of the termination of the Agreement promptly after the termination thereof. For the avoidance of doubt, if this Subscription Agreement terminates following the delivery by Subscriber of the Purchase Price, PubCo shall instruct the Escrow Agent to promptly (but not later than two Business Days thereafter) return the Purchase Price to Subscriber, whether or not the closing of the Transaction shall have occurred.

8. Trust Account Waiver. Subscriber hereby acknowledges that GSR III has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of GSR III’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of GSR III entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now, and shall not at any time hereafter, have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with GSR III, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 8 shall (a) be deemed to limit any Subscriber’s right to distributions from the Trust Account by virtue of Subscriber’s record of beneficial ownership of Class A Ordinary Shares, (b) be deemed to limit subscriber’s right to exercise any redemption rights with respect to Class A Ordinary Shares owned by Subscriber, (c) serve to limit or prohibit Subscriber’s right to pursue a claim against GSR III for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, or (d) serve to limit or prohibit any claims that Subscriber may have in the future against GSR III’s assets or funds that are not held in the Trust Account.

9. Miscellaneous.

(a) All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) Subscriber acknowledges that GSR III will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify GSR III if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects (unless qualified by materiality or “material adverse effect,” in which case no longer accurate in all respects). GSR III acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, GSR III agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of GSR III set forth herein are no longer accurate in all material respects (unless qualified by materiality or “material adverse effect,” in which cause no longer accurate in all respects).

(c) Each of GSR III and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each of GSR III and Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) GSR III shall be responsible for the fees of its transfer agent, stamp taxes and all of DTC’s fees associated with the issuance of the Subscribed Securities.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder, if any) may be transferred or assigned. Except as otherwise provided herein, neither this Subscription Agreement nor any rights that may accrue to GSR III hereunder may be transferred or assigned; provided, that, GSR III may, without the prior written consent of Subscriber, transfer or assign its rights and obligations under this Subscription Agreement to PubCo in connection with the consummation of the Transaction and the Terra Pre-Closing Reorganization. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement without GSR III’s prior written consent to one or more of its affiliates or to any fund or account managed by the same investment adviser as Subscriber, or by an affiliate of such investment adviser, or, with PubCo’s prior written consent, to another person; provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations; provided further that in the case of any such assignment, the assignee shall be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) GSR III may request from Subscriber such additional information as it may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that GSR III expressly agrees to keep any such information provided by Subscriber confidential, unless otherwise required by law, subpoena or regulatory request or requirement.

(i) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed and delivered in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., .pdf or www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that (the Placement Agent are intended third party beneficiaries of the representations and warranties of GSR III in Section 3 and of Subscriber in Section 4, in each case only to the extent such representations and warranties are applicable to the Placement Agent.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK, AND ANY APPELLATE COURT THEREFROM (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) above shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(s) GSR III has disclosed to Subscriber certain non-public information regarding the Transaction, including the material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), and Subscriber acknowledges its agreement to treat such information confidentially until such time as all such “material non-public information” (within the meaning of applicable securities laws) is either publicly disclosed by GSR III (including as contemplated by the following sentence) or deemed by GSR III to be no longer relevant. In accordance therewith, GSR III shall, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, such material non-public information unless GSR III determines, in compliance with applicable laws and regulations, that any of such information is no longer material. Notwithstanding anything in this Subscription Agreement to the contrary, GSR III shall not publicly disclose the name of Subscriber, its investment adviser or any of their respective affiliates, or include the name of Subscriber, its investment adviser or any of their respective affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under Nasdaq regulations, in which case GSR III shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

(t) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from PubCo. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by GSR III, PubCo, the Terra Entities, any other party to the Transaction, any of the foregoing person’s Representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of GSR III set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by GSR III was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

10. Notices. All notices and other communications among the parties shall be made in the manner provided in Section 9(a) above.

If to Subscriber, to the address provided on Subscriber’s signature page hereto.

If to PubCo:

If to GSR III:

GSR III Acquisition Corp.

5900 Balcones Drive, Suite 100

Austin, TX 78731

Attention: Co-Chief Executive Officers

Email: gus@gsrspac.com; lew@gsrspac.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven Stokdyk; Brian Duff

Email: Steven.Stokdyk@lw.com; Brian.Duff@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of GSR III and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

GSR III Acqusition Corp.

By:
Name:
Title:

[Signature Page to PIPE Subscription Agreement]

IN WITNESS WHEREOF, each of PubCo and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

SUBSCRIBER

Print Name:

By:
Name:
Title:
Address for Notices:

Name in which securities are to be registered:

__________________________________________

Number of Subscribed Shares subscribed for:		[ ● ]
Number of Subscribed Half Warrants subscribed for:		[ ● ]
Number of Subscribed Quarter Warrants subscribed for:		[ ● ]
Price Per Subscribed Security:	$	[ ● ]
Aggregate Purchase Price:	$	[ ● ]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of PubCo specified by PubCo in the Closing Notice.

[Signature Page to PIPE Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of PubCo or acting on behalf of an affiliate of PubCo.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, SEC or state registered investment adviser, exempt reporting adviser, insurance company, registered investment company, insurance company, business development company, small business investment company or rural business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of PubCo;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence up to the estimated fair market value of the primary residence shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	Any natural person who is a “knowledgeable employee” as defined under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

☐	Any “family office” as defined under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”), which was not formed for the purpose of investing in PubCo, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office, whose prospective investment in PubCo is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in PubCo, and (iii) whose prospective investment in PubCo is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

[Specify which tests:                   ]

SUBSCRIBER

Print Name:

By:
Name:
Title: